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                                                                  Exhibit No. 21

              SUBSIDIARIES OF ASTROTECH INTERNATIONAL CORPORATION

Domestic Subsidiaries
---------------------

                                                 State of                Percent
               Name                            Incorporation              Owned
               ----                            -------------              -----
      HMT Inc.                                     Texas             100%

      HMT Construction
       Services, Inc.                            Delaware            100% by HMT Inc.

      HMT Tank Service, Inc.                       Texas             100% by HMT Inc.

      AIX Intellectual Properties, Inc.          Delaware            100% by HMT Inc.

      HMT Sentry Systems, Inc.                   Delaware            100% by HMT Inc.

      Astrotech Investments, Inc.                Delaware            100%

      Texoma Tank Company, Inc.                    Texas             100%

      Brown-Minneapolis Tank &
         Fabricating Co.                         Minnesota           100%

      Graver Holding Company                     Delaware            100%

      Graver Tank & Mfg. Co., Inc.               Delaware            100% by Graver Holding Co.

      Graver Tank International Corp.            Delaware            100% by Graver Tank & Mfg. Co. Inc.

      Graver Power, Inc.                         Delaware            100% by Graver Tank & Mfg. Co. Inc.

      Graver Tank & Vessel, Inc.                 Delaware            100% by Graver Tank & Mfg. Co. Inc.

Foreign Subsidiaries
--------------------

                                                     Jurisdiction                   Percent
               Name                                  Incorporation                   Owned
               ----                                  -------------                   -----
      Australasian HMT Pty. Ltd.                       Australia                100% by HMT Inc.

      HMT Canada, Ltd.                                  Canada                  100% by HMT Inc.

      HMT Rubbaglas, Ltd.                               England                 100% by HMT Inc.

      HMT Singapore Pte. Ltd.                        Republic of
                                                       Singapore                100% by HMT Inc.